UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT OT SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada (State or other jurisdiction of incorporation)	0-29370 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 876-0120
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Shares, no par value	New York Stock Exchange
      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
     If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general Instruction A.(d), check the following box. [  ]
     Securities Act registration statement file number to which this form relates: N/A
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of the Registrant’s Securities to be Registered.
Common Shares
The description of our common stock set forth in our Registration Statement on Form S-3 (Registration No. 333-89522) filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act, on May 31, 2002, is incorporated herein by reference.
Our common stock currently trades on the American Stock Exchange under the symbol “UPL”. We have applied to have our common stock listed on the New York Stock Exchange.
Item 2. Exhibits
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the company other than its common stock are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.
July 23, 2007	By:	/s/ Michael D. Watford
	Name:	Michael D. Watford
	Title:	Chairman, President and Chief Executive Officer